UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2023

MarketAxess Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34091	52-2230784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Hudson Yards

New York, New York 10001

(Address of principal executive offices, including zip code)

(212) 813-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.003 per share	MKTX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On August 5, 2023, MarketAxess Holdings Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Pragma Weeden Holdings LLC, a Delaware limited liability company (the “Seller”), Pragma Financial Systems LLC, a New York limited liability company (“PFS”), Pragma LLC, a New York limited liability company (“PLLC” and, together with PFS, the “Purchased Entities”), and, solely for certain limited purposes, PLLC’s chief executive officer, pursuant to which, upon the terms and subject to the conditions set forth therein, the Company will acquire from the Seller all of the outstanding ownership interests in the Purchased Entities (the “Transaction”).

The aggregate consideration payable by the Company under the Purchase Agreement will be an amount in cash equal to $75 million, subject to customary adjustments for cash, debt, transaction expenses and working capital, and a number of shares of the Company’s common stock having a value equal to $53 million (calculated based on the average of the volume-weighted average of the trading prices of the Company’s common stock on the NASDAQ Global Select Market during the fifteen-day period ending on the fifth trading day prior to the closing of the Transaction (the “Closing”)). The amount of the cash consideration will also be increased and the amount of the stock consideration correspondingly decreased by an amount (not to exceed $2,834,295) to account for the cash-out by the Seller of its outstanding options in connection with the Transaction. Under the Purchase Agreement, the Seller is prohibited from transferring any of the Company common stock received in the Transaction for a period of six months following the Closing, subject to certain limited exceptions, and a portion of the stock consideration will be placed into escrow to secure the Seller’s indemnification obligations under the Purchase Agreement (described below).

The Purchase Agreement contains customary representations, warranties and covenants. The Seller and the Purchased Entities have agreed to use commercially reasonable efforts to operate their business in the ordinary course consistent with past practice prior to the Closing and to refrain from taking certain actions without the Company’s consent. The parties have each agreed to use their respective reasonable best efforts to consummate the Transaction, including to obtain required regulatory approvals and certain consents, and the Company has agreed to divest such assets of the Purchased Entities as may be necessary to obtain clearance under the HSR Act or to avoid the entry of (or cause to be dissolved) any other legal restraint or prohibition under U.S. antitrust laws preventing the consummation of the Transaction, so long as it would not result in a material adverse effect on the Purchased Entities.

In connection with the Transaction, the Company has purchased a buyer-side representations and warranties insurance policy (the “RWI Policy”), which is on customary terms and provides insurance coverage (subject to customary exclusions, retention amounts and policy limits) with respect to losses arising out of certain breaches of the representations and warranties regarding the Seller and the Purchased Entities set forth in the Purchase Agreement.

The Seller and the Company have each agreed to customary indemnification obligations with respect to breaches of their respective representations and warranties (limited, in the case of the Seller, to breaches of the Seller’s fundamental representations and warranties to the extent the Company’s losses exceed the coverage available under the RWI Policy) and failures to perform their respective obligations under the Purchase Agreement following the Closing. The Seller has also agreed to indemnify the Company for any liabilities related to pre-Closing taxes of the Purchased Entities to the extent not covered by the RWI Policy. The parties’ respective indemnification obligations are subject, as applicable, to certain customary limitations and deductibles.

The chief executive officer of PLLC has agreed, for a period of two years following the Closing, to certain customary restrictive covenants, including a non-solicitation covenant that prohibits the solicitation or hiring of certain employees of the Purchased Entities following the Closing (subject to certain customary exceptions), and non-competition restrictions not to own, hold, work for or otherwise control, operate, manage or engage in any Restricted Business (as defined in the Purchase Agreement).

The Closing is subject to the satisfaction or waiver of certain conditions set forth in the Agreement, including, among others, the expiration or termination of the waiting period under the HSR Act, regulatory approval from FINRA (or, the expiration of the applicable 30-day review period without FINRA imposing any interim restrictions with respect to the change of control of PLLC), the receipt of certain third-party contractual consents and entry into certain other contractual arrangements, the absence of any law or governmental order prohibiting the consummation of the Transaction, the accuracy of the parties respective representations and warranties, and the performance by the parties of their respective obligations under the Agreement.

The Purchase Agreement contains customary termination provisions, including in the event the Transaction has not been completed by February 5, 2024.

The Company intends to issue the Company common stock described herein in reliance upon the exemptions from registration afforded by Section 4(a)(2) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2023.

Item 7.01	Regulation FD Disclosure.

On August 7, 2023, the Company issued a press release announcing its entry into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The information included in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act. In addition, the information included in this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) that is furnished pursuant to Item 7.01 shall not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated August 7, 2023.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.

By:	/s/ Scott Pintoff
Name:	Scott Pintoff
Title:	General Counsel and Corporate Secretary

Date: August 7, 2023